Exhibit 32.1

 Certification Pursuant to 18 U.S.C. Section 1350,
         as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Gables GP, Inc., the general partner of Gables Realty Limited Partnership (the "Partnership"), hereby certify in his respective capacity as an officer and to his knowledge that the Partnership's Quarterly Report on Form 10-Q for the three months ended March 31, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  May 10, 2005

    /s/ David D. Fitch
   David D. Fitch
   President and Chief Executive Officer

    /s/ Marvin R. Banks, Jr.
    Marvin R. Banks, Jr.
    Senior Vice President and Chief Financial Officer